Item 27 Exhibit (e) i.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Springfield, MA 01111-0001

GROUP VARIABLE DEFERRED ANNUITY CONTRACT APPLICATION

Contractholder:	Citizens Bank of Rhode Island

Address:	One Citizens Plaza

Providence, Rhode Island 02903-1339

The Contractholder named above hereby applies to Massachusetts Mutual Life Insurance Company (Company) for a Group Variable Deferred Annuity Contract (Contract).

To the best of the Contractholder's knowledge and belief, the information given in the Application is true, complete and correctly recorded, and is given with the intent that the Company will rely on it.

It is agreed that: (1) this Application shall be the basis for any Contract issued upon it, and no waiver or modification of it shall be binding upon the Company; (2) after this Application is completed, signed by the Contractholder as applicant and received by the Company at its Home Office, the Contract will then be issued as soon as possible.

Signed at: _________________________ on __________________________

(City, State)                                (Date)

Contractholder: _________________________________________

(Signature)

Witnessed by: ___________________________________________

(Signature)

MUVAG96a